UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2023

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Dirk Ole Hoefelmann

On April 1, 2023, Plug Power Inc. (the “Company”) and Dirk Ole Hoefelmann mutually agreed that Mr. Hoefelmann would resign as General Manager, Electrolyzers and Executive Vice President of the Company effective immediately to pursue other interests. Mr. Hoefelmann’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Sanjay K. Shrestha, the General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President of the Company, in addition to his current responsibilities, will take over the responsibilities of Mr. Hoefelmann.

In connection with Mr. Hoefelmann’s resignation, the Company and Mr. Hoefelmann entered into a Separation Agreement effective April 1, 2023 (the “Effective Date”), pursuant to which, and subject to a general release of claims in favor of the Company, Mr. Hoefelmann will be entitled to receive the following severance benefits: (i) a lump sum payment equal to fifty-two (52) weeks of his base salary ($400,000.12), less applicable withholdings and deductions; (ii) any earned annual performance bonus for the fiscal year ended December 31, 2022; (iii) all vested stock options and awards, which shall be exercisable for 12 months following the Effective Date, with all unvested stock options and awards being forfeited; and (iv) a lump sum payment equal to twelve (12) times the Company's share of the monthly health insurance premium for the health, dental and vision insurance plans ($24,477.23).

In connection with Mr. Hoefelmann’s resignation, he has agreed to comply with certain post-employment restrictive covenants, including covenants not to compete with the Company or solicit the Company’s customers or employees for one year following his separation from service with the Company.

The foregoing summary of the Separation Agreement is subject to and qualified in its entirety by reference to the text of the Separation Agreement, which will be filed as an exhibit to the Company's next Quarterly Report on Form  10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: April 4, 2023	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer